                                                                    EXHIBIT 10.7




                         INTERMUNE PHARMACEUTICALS, INC.

                          ----------------------------

                             COLLABORATION AGREEMENT

                          ----------------------------

                                 APRIL 27, 1999

                         INTERMUNE PHARMACEUTICALS, INC.

                             COLLABORATION AGREEMENT

        THIS COLLABORATION AGREEMENT is made effective as of the 27th day of April, 1999 (the "Effective Date") by and between INTERMUNE PHARMACEUTICALS, INC., a California corporation (the "Company"), and CONNETICS CORPORATION, a Delaware corporation ("Connetics"). Each of the Company and Connetics may be referred to herein as a "Party" or together as the "Parties."

                                    RECITALS

        WHEREAS, as of even date herewith, the Company and Connetics have amended and restated that certain Exclusive Sublicense Agreement, dated August 21, 1998, pursuant to which, among other things, InterMune shall make certain milestone and royalty payments to Connetics; and

        WHEREAS, as of even date herewith, the Company and Connetics have entered into a Transition Agreement pursuant to which, among other things, Connetics shall book net revenues, expenses, and net profits of Actimmune Units for the treatment of Chronic Granulomatous Disease from January 15, 1999 through December 31, 2001; and

        WHEREAS, as of April 7, 1999 herewith, the Company and Connetics have amended and restated that certain Service Agreement, dated October 12, 1998 (the "Service Agreement"), pursuant to which, among other things, Connetics provides to the Company certain information services, payroll, facilities, human resources, accounting, employee benefits administration, and R&D related services; and

        WHEREAS, pursuant to the terms of that certain term sheet between the Company and certain of the Series A-1 and A-2 Preferred Stock investors, the Board of Directors of the Company intends to declare and pay a dividend (the "Dividend") of four million seven hundred twenty one thousand eight hundred seventy six dollars and seventy two cents ($4,721,876.72) to Connetics as the sole holder of shares of Series A Preferred Stock, following the closing of the Series A-1 and A-2 Preferred Stock financing; and

        WHEREAS, Connetics has delivered concurrently herewith a notice of conversion, pursuant to which, in accordance with the Company's Amended and Restated Articles of Incorporation, all of Connetics' 11,200,000 shares of Series A Preferred shall be converted into 960,000 shares of Series A-1 Preferred Stock once the Dividend has been paid to Connetics.

        NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter set forth, the parties hereby agree as follows:


                                       1.

1.      CASH PAYMENTS.

        1.1 COLLABORATION AGREEMENT CASH PAYMENT. On the Effective Date, the Company shall pay to Connetics five hundred thousand dollars ($500,000) by wire transfer.

        1.2 TRANSITION AGREEMENT CASH PAYMENT. On the Effective Date, the Company shall pay to Connetics one hundred fifty three thousand six hundred fifty five dollars ($153,655) by wire transfer as payment representing the Actimmune Gross Margin for the period from January 15, 1999 to the Effective Date, pursuant to Section 2.3(c) of the Transition Agreement.

        1.3 AMENDED AND RESTATED SERVICE AGREEMENT CASH PAYMENT. On the Effective Date, the Company shall pay to Connetics two hundred two thousand nine hundred eighty nine dollars ($202,989) by wire transfer as payment for services provided from January 1, 1999, through March 31, 1999 under the Service Agreement.

        1.4 REIMBURSEMENT FOR PREPAID EXPENSES. On the Effective Date, the Company shall pay to Connetics fifty one thousand eight hundred thirty dollars ($51,830) by wire transfer as payment for the prepaid expenses provided from January 1, 1999, through March 31, 1999.

2.      CONVERSION OF SERIES A PREFERRED INTO SERIES A-1 PREFERRED.

        2.1 CONVERSION NOTICE. Connetics shall deliver, concurrent with the execution of this Agreement, a notice of conversion of all of Connetics' 11,200,000 shares of Series A Preferred Stock into an aggregate of 960,000 shares of Series A-1 Preferred Stock. Such notice shall be in the form attached hereto as EXHIBIT A (the "Conversion Notice").

        2.2 CONVERSION. Promptly following payment of the dividend declared by the Board of Directors of the Company to Connetics, Connetics shall deliver to the Company its Series A Preferred Stock certificate. The Company shall then convert the Series A Preferred Stock into Series A-1 Preferred Stock in accordance with Article III.E.1 of the Company's Amended and Restated Articles of Incorporation.

3.      COMMITMENT TO PAY CASH OR ISSUE PROMISSORY NOTE.

        3.1 COMMITMENT. On March 31, 2001, the Company shall, in its sole discretion, either pay to Connetics (i) five hundred thousand dollars ($500,000.00) by check or by wire transfer or (ii) two hundred thousand dollars ($200,000) by check or by wire transfer and deliver a promissory note in the form attached hereto as EXHIBIT B (the "Note").

        3.2 PROMISSORY NOTE. The Note will be due and payable in two principal payments of $150,000 each with the first payment on or before June 30, 2001, and the second payment on or before September 30, 2001.


                                       2.

        3.3 MILESTONE PAYMENT. The Company shall pay to Connetics a milestone payment of one million five hundred thousand dollars ($1,500,000) in the form and at the times set forth in Section 5.2 of the Amended and Restated Exclusive Sublicense Agreement.

4.      ISSUANCE OF SERIES B PREFERRED.

        4.1 SERIES B PREFERRED. Effective upon the closing of the Company's Series B Preferred Stock Financing (the "Series B Financing"), the Company shall issue to Connetics shares of Series B Preferred Stock (the "Series B Preferred") in an amount equal to the quotient of five hundred thousand dollars ($500,000) divided by the price per share of Series B Preferred paid by the purchasers of the Series B Preferred. The Company shall use its best efforts to assure that the terms, conditions, rights, preferences and privileges of the Series B Preferred issued to Connetics by the Company in the Series B Financing shall be the same as those of the Series B Preferred issued to the other purchasers, provided however, that such efforts shall not require the Company to accept a lower price per share or make other material concessions to the other purchasers of the Series B Preferred. Notwithstanding the foregoing, in the event of either a Company Sale (as defined below) or a firm underwritten public offering of the Company's Common Stock either of which occurs prior to a Series B Financing, the Company shall, in its sole discretion, either (i) deliver to Connetics five hundred thousand dollars ($500,000) by check or wire transfer or (ii) issue to Connetics four hundred thousand (400,000) shares of Series A-2 Preferred Stock concurrently with the closing of such Company Sale or public offering.

        4.2 COMPANY SALE. For the purposes of this Agreement, a "Company Sale" shall mean (a) any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation after which fifty percent (50%) or more of the voting securities of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such reorganization, reclassification, consolidation, or (b) the sale of all or substantially all of the Company's assets or of any successor corporation's property and assets to any other corporation or corporations, including, without limitation, a sale, assignment, transfer or termination in any manner in whole or in part of the License Agreement(s) between the Company and Connetics, Genentech and U.C. Davis and/or patent rights described in the License Agreement.

5.      ISSUANCE OF SERIES C PREFERRED

        5.1 SERIES C PREFERRED. In addition to and not in lieu of Section 4.1, effective upon the closing of the Company's Series C Preferred Stock Financing (the "Series C Financing"), the Company shall issue shares to Connetics of Series C Preferred Stock (the "Series C Preferred") in an amount equal to the quotient of one million dollars ($1,000,000) divided by the price per share of Series C Preferred paid by the purchasers of the Series C Preferred. The Company shall use its best efforts to assure that the terms, conditions, rights, preferences and privileges of the Series C Preferred issued to Connetics by the Company in the Series C Financing shall be same as those of the Series C Preferred issued to the other purchasers, provided however, that such efforts shall not require the Company to accept a lower price per share or make other material concessions to the other purchasers of the Series C Preferred. Notwithstanding the foregoing, in


                                       3.

the event of either a Company Sale or a firm underwritten public offering of the Company's Common Stock either of which occurs prior to the Series B Financing or Series C Financing (if the Series B Financing has occurred), the Company shall, in its sole discretion, either (i) deliver to Connetics one million dollars ($1,000,000) or (ii) issue to Connetics either eight hundred thousand (800,000) shares of Series A-2 Preferred Stock (if the Series B Financing has not occurred) or that number of shares of Series B Preferred in an amount equal to one million dollars ($1,000,000) divided by the price paid per share for the Series B Preferred in the Series B Financing, concurrently with the closing of such Company Sale or public offering .

6.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

        The Company hereby represents and warrants to Connetics as follows:

        6.1 CORPORATE POWER. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

        6.2 AUTHORIZATION. All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder has been taken, except for the authorization and reservation of the Series B Preferred and Series C Preferred. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Series B Preferred and Series C Preferred of the Company, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances, other than restrictions on transfer under the applicable state and federal securities laws.

        6.3 OFFERING. Assuming the accuracy of the representations and warranties of Connetics contained in Section 5 hereof, the issuance of the Note will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

7.      REPRESENTATIONS AND WARRANTIES OF CONNETICS

        7.1 PURCHASE FOR OWN ACCOUNT. Connetics represents that it shall be acquiring the Note, the Series B Preferred and Series C Preferred solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note, Series B Preferred and Series C Preferred or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.


                                       4.

        7.2 INFORMATION AND SOPHISTICATION. Connetics acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, the Series B Preferred, and Series C Preferred. Connetics represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note, the Series B Preferred, and the Series C Preferred, and to obtain any additional information necessary to verify the accuracy of the information given Connetics. Connetics further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

        7.3 ABILITY TO BEAR ECONOMIC RISK. Connetics acknowledges that investment in the Note, the Series B Preferred and Series C Preferred involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note, the Series B Preferred and the Series C Preferred for an indefinite period of time and to suffer a complete loss of its investment.

        7.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Connetics further agrees not to make any disposition of all or any portion of the Note, the Series B Preferred and the Series C Preferred unless and until:

               (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) Connetics shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Connetics shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Connetics to a shareholder or partner (or retired partner) of such Connetics, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Connetics hereunder.

        7.5 EXPERIENCE. Connetics is an "accredited" investor as such term is defined in Rule 501 under the Securities Act.

        7.6 FURTHER ASSURANCES. Connetics agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.


                                       5.

        7.7 INSURANCE. Connetics agrees and covenants that the Company shall be covered as an insured party under Connetics' general liability and products liability policy until May 31, 1999.

8.      CONFIDENTIALITY.

        8.1 CONFIDENTIAL INFORMATION OBLIGATIONS. As used herein, "Confidential Information" means all information that a Party discloses to the other Party under this Agreement, provided that "Confidential Information" shall not include such information excluded under Section 8.2. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the term of this Agreement and for five (5) years after the expiration or termination of this Agreement, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement.

        8.2 EXCEPTIONS. The obligations set forth in Section 8.1 shall not apply to any Information that the receiving Party can demonstrate by competent evidence:

               (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party by the other Party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

               (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third Party, by a third Party who had no obligation to the disclosing Party not to disclose such information to others; or

               (e) is independently developed by the receiving Party without using any of the other Party's Confidential Information.

        8.3 PERMITTED DISCLOSURE. Notwithstanding the limitations in this
Section 8, each Party may disclose Confidential Information belonging to the other Party (or otherwise subject to this Section 8), to the extent such disclosure is reasonably necessary in the following instances, but solely for the limited purpose of such necessity:

               (a) regulatory and tax filings;

               (b) prosecuting or defending litigation;


                                       6.

               (c) complying with applicable governmental laws or regulations or valid court orders; or

               (d) disclosure to affiliates, employees, consultants or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 8.

        Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to Section 8.3, it will give reasonable advance notice to the other Party of such disclosure and endeavor in good faith to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Further, the Parties agree to consult with one another on the provisions of this Agreement to be redacted in any filings made by a Party with the United States Securities and Exchange Commission or as otherwise required by law.

9.      MISCELLANEOUS

        9.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        9.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as such laws are applied to agreements among California residents, made and to be performed entirely within the State of California.

        9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        9.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon two (2) days after deposit with the United States Post Office, postage prepaid, addressed to the Company, or to Connetics at its address at 3400 West Bayshore Road, Palo Alto, CA 94303, or at such other address as such Party may designate by ten (10) days advance written notice to the other Party.

        9.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Connetics.


                                       7.

        9.7 INDEPENDENT COUNSEL. Connetics acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company, and that Cooley Godward LLP does not represent, and is not acting on behalf of, Connetics. Connetics has been provided with an opportunity to consult with its own counsel with respect to this Agreement.

        9.8 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, the Transition Agreement, the Amended and Restated Exclusive Sublicense Agreement, and the Amended and Restated Service Agreement (collectively, the "Intercompany Agreements") constitute the full and entire understanding and agreement between the parties with regard to the subjects of the Intercompany Agreements and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth in the Intercompany Agreements.


                                       8.

        IN WITNESS WHEREOF, the parties have executed this COLLABORATION AGREEMENT as of the date first written above.

                                         INTERMUNE PHARMACEUTICALS, INC.

                                         By:    /s/ Scott Harkonen
                                                --------------------------------
                                         Print Name: Scott Harkonen
                                                     ---------------------------
                                         Title: Chief Executive Officer
                                                --------------------------------


                                         CONNETICS CORPORATION

                                         By:    /s/ T. G. Wiggans
                                                --------------------------------
                                         Print Name:   Thomas G. Wiggans

                                         Title: President and Chief
                                                Executive Officer
                                                --------------------------------



                            COLLABORATION AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

                            FORM OF CONVERSION NOTICE


        April ___, 1999

        InterMune Pharmaceuticals, Inc.
        3294 West Bayshore Road
        Palo Alto, CA 94303

        RE: CONVERSION OF SERIES A PREFERRED STOCK INTO SERIES A-1 PREFERRED
            STOCK

        In accordance with Article III.E.1 of the Amended and Restated Articles of Incorporation of InterMune Pharmaceuticals, Inc. (the "Company"), Connetics Corporation hereby gives irrevocable notice of its election to convert its shares of Series A Preferred Stock into shares of Series A-1 Preferred Stock.

        Enclosed please find a copy of the Series A Preferred Stock certificate PA-1 evidencing ownership by Connetics Corporation of 11,200,000 shares of Series A Preferred Stock of the Company (the "Stock Certificate"), which Stock Certificate shall be delivered to the Company upon payment of the dividend referenced in the recitals of the Collaboration Agreement. Upon the closing of the Series A-1 and A-2 Preferred Stock financing and receipt of the original Stock Certificate, please deliver the certificate for 960,000 shares of Series A-1 Preferred Stock to Connetics Corporation at the address shown on the Company's record books.

                                         Sincerely,

                                         Connetics Corporation

                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$300,000.00                                                       March 31, 2001
                                                           Palo Alto, California


        For value received INTERMUNE PHARMACEUTICALS, INC., a California corporation ("Payor") promises to pay to Connetics Corporation or its assigns ("HOLDER") the principal sum of $300,000.00 with interest on the outstanding principal amount at the prime rate plus two percent (2%) per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full.

        1. This note (the "Note") is issued to the Holder pursuant to the terms of that certain Agreement dated as of April ___, 1999 between the Company and the Holders.

        2. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

        3. $150,000 of the outstanding principal balance and all unpaid accrued interest shall become fully due and payable on June 30, 2001, and $150,000 of the outstanding principal balance and all unpaid accrued interest shall become due and payable on September 30, 2001.

        4. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

        5. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

        6. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

        7. Any term of this Note may be amended or waived with the written consent of Payor and the Holder.

                                   INTERMUNE PHARMACEUTICALS, INC.

                                   By:
                                               ---------------------------------
                                   Print Name:
                                               ---------------------------------
                                   Title:
                                               ---------------------------------